SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report
                                 April 29, 2003
                        (Date of earliest event reported)


                              CAVALIER HOMES, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)




                1-9792                                   63-0949734
----------------------------------------      --------------------------------
          (Commission File No.)               (IRS Employer Identification No.)



       32 Wilson Boulevard 100
           Addison, Alabama                                35540
----------------------------------------      --------------------------------
(Address of principal executive offices)                 (Zip Code)




                                    (256) 747-9800
                            -----------------------------
                (Registrant's telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------


         (c) EXHIBITS.

         Exhibit 99.1      Press Release dated April 29, 2003.


Item 9.  Regulation FD Disclosure.
         ------------------------

         The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition":

                  On April 29, 2003, Cavalier Homes, Inc. (the "Company") announced its financial results for the quarter ended March 29, 2003. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Further, pursuant to the interim guidance of the Securities and Exchange Commission in Release No. 33-8216, the Company is including this Item 12 information under
Item 9 because Item 12 has not yet been added to the EDGAR system.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                    CAVALIER HOMES, INC.
                                                        (Registrant)


Date: April 29, 2003                           By     /s/ Michael R. Murphy
                                               ----------------------------
                                                        Michael R. Murphy
                                                   Its Chief Financial Officer

                                        Exhibit Index
                                        -------------


Exhibit                              Description
-------                              ------------

99.1                                 Text of Press Release dated April 29, 2003.

                                                               EXHIBIT 99.1


From:             CAVALIER HOMES, INC.
Approved by:      David Roberson
Subject:          First Quarter Results
Contact:          Mike Murphy (256) 747-9800




                    CAVALIER ANNOUNCES FIRST QUARTER RESULTS


Addison, Ala. (April 29, 2003) - Cavalier Homes, Inc. (NYSE: CAV) today announced results for the first quarter ended March 29, 2003. The Company's results reflected the adverse impact of a further contraction in the industry during the past six months - against the backdrop of a broader four-year industry contraction - following the exit from the industry of several major sources of dealer (wholesale) and consumer (retail) financing capacity in the last half of 2002. Nevertheless, Cavalier noted that it was beginning to see early indications of progress in its program to stabilize its business, reduce capacity and fixed overhead, and lower its operating breakeven point.

         Cavalier's revenue for the first quarter declined 38% to $59,211,000 from $94,913,000 in the year-earlier period. Home manufacturing sales, the largest component of revenue, also declined 38% to $56,925,000 for the quarter versus $91,988,000, as floor shipments fell 45% to 3,094 floors compared with 5,651 floors in the same period last year. Other sources of revenue declined 22% to $2,286,000 from $2,925,000 in the first quarter of 2003, reflecting higher revenue from financial services that was more than offset by lower retail sales and other revenue.

         The Company's pre-tax loss for the first quarter was $6,182,000 versus a pre-tax loss of $2,148,000 in the year-earlier period. In the first quarter of 2002, Cavalier recognized an income tax benefit of $3,274,000; no income tax benefit was recorded in the first quarter of 2003. Therefore, the Company's net loss was $6,182,000 or $0.35 per share in the first quarter of 2003 versus net income of $1,126,000 or $0.06 per share in the year-earlier period.

         During the first quarter of 2002, Cavalier posted a charge of $14,162,000, net of taxes, to record the cumulative effect of a change in accounting principle, eliminating all of the Company's goodwill on the balance sheet at the beginning of the quarter pursuant to the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." The Company's net loss for the first quarter of 2002, giving effect to the change in accounting principle, was $13,036,000 or $0.74 per diluted share.

         Commenting on the results, David Roberson, President and Chief Executive Officer, said, "From a broad perspective, the first quarter of 2003 brought more bad news for the industry, with a further and accelerating contraction in floor shipments. This recently steeper downturn, in our view, is an offshoot of both the significant contraction in lending capacity that occurred in the closing months of 2002 and the seasonally slow nature of the first quarter. Of course, we cannot separate from this the effects that would relate to increased uncertainty among consumers caused by the ongoing weakness in the economy and the war in Iraq.

         "Despite the trends we witnessed in the first quarter, we believe that the industry is nearing the trough of this long and painful contraction," he continued. "Consequently, we have continued to focus on positioning Cavalier for the future and a return to profitable operations. As evident in our recent actions, our operating plan has centered on reducing capacity by closing unneeded and under performing plants, and aggressive cost cutting, including corporate-level expenses. As we continue to pursue this plan, our goal is to return to profitable operations on an annualized sales base of as little as $300 million, which anticipates further deterioration in market conditions."

         Elaborating, Roberson said the Company's profit improvement plan includes strengthening its gross margins through ongoing standardization of work processes and engineering, the implementation of lean manufacturing techniques, reductions in certain marketing and compensation programs, and a greater focus on cutting field service and warranty expenses. The plan also involves reducing selling, general and administrative costs by approximately $15 million on an annualized basis by the last half of 2003, compared with its level for early 2002. Many of these initiatives were well underway during the first quarter of 2003, but trailing costs associated with the six plants we've recently closed affected results, hurting the Company's gross margin and increasing the loss for the quarter. As these costs run off over the next several months, the Company expects progress under this plan to become more evident, with margins improving by the end of 2003.

         Commenting on the Company's financial position, Barry Donnell, Chairman, pointed out that Cavalier ended the first quarter with cash and cash equivalents totaling $28,215,000 versus $26,239,000 at the end of the first quarter last year. With lower sales volume, the Company continued to reduce inventories to maintain lean operations. Company inventories at March 29, 2003, declined 35% to $16,273,000 from $25,061,000 at the end of the first quarter last year. First quarter dealer inventory, including inventory at company-owned retail sales centers, fell to about $142,000,000 from approximately $178,000,000 at the end of the first quarter last year.

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network. A public, listen-only simulcast of Cavalier Homes' first quarter conference call will begin at 9:30 a.m. Eastern Daylight Time tomorrow (April 30, 2003) and may be accessed via the Company's web site, www.cavhomesinc.com, or at www.viavid.com; investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until May 30, 2003.

         With the exception of historical information, the statements made in this press release, including those containing the words "believe," "know," "will," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2002, under the heading "Item 1. Business-Risk Factors," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.


                                                  Cavalier Homes, Inc.
                                             Unaudited Financial Highlights
                                        (In thousands, except per share amounts)

                                                                                          First Quarter Ended
                                                                                    -------------------------------
                                                                                      March 29,        March 30,
                                                                                        2003              2002
                                                                                    -------------    --------------
Revenue                                                                             $      59,211    $       94,913
                                                                                    =============    ==============
Loss before income taxes                                                            $      (6,182)   $       (2,148)
Income tax benefit                                                                             --            (3,274)
                                                                                    -------------    --------------
Income (loss) before cumulative effect of change in accounting principle                   (6,182)            1,126
Cumulative effect of change in accounting principle, net of tax benefit
of $1,306                                                                                      --           (14,162)
                                                                                    -------------    ---------------
Net loss                                                                            $      (6,182)   $      (13,036)
                                                                                    =============    ==============
Basic and diluted income (loss) per share:
     Income (loss) before cumulative effect of change in accounting principle       $       (0.35)   $         0.06
     Cumulative effect of change in accounting principle                                       --             (0.80)
                                                                                    -------------    --------------
     Net loss                                                                       $       (0.35)   $        (0.74)
                                                                                    =============    ==============
Weighted average shares outstanding - basic                                                17,666            17,663
                                                                                    =============    ==============
Weighted average shares outstanding - diluted                                              17,666            17,726
                                                                                    =============    ==============

                                            Cavalier Homes, Inc. Data Sheet
                                                      Unaudited
                                      ($ in thousands, except per share amounts)

                                                                                          First Quarter Ended
                                                                                      ----------------------------
                                                                                       March 29,        March 30,
STATEMENT OF OPERATIONS SUMMARY                                                          2003             2002
                                                                                      -----------      -----------
Home manufacturing net sales                                                        $      56,925    $      91,988
Financial services                                                                            628              432
Retail                                                                                      1,368            1,589
Other                                                                                         290              904
                                                                                    -------------    -------------
   Total revenue                                                                    $      59,211    $      94,913
                                                                                    =============    =============

Cost of sales                                                                              52,376           81,583
                                                                                    -------------    -------------

   Gross profit                                                                             6,835           13,330

Selling, general and administrative                                                        12,817           15,504
                                                                                    -------------    -------------
Operating loss                                                                             (5,982)          (2,174)
                                                                                    -------------    -------------
Other income (expense):
   Interest expense                                                                          (283)            (373)
   Other, net                                                                                  83              399
                                                                                    -------------    -------------
                                                                                             (200)              26
                                                                                    --------------   -------------
Loss before income taxes                                                                   (6,182)          (2,148)
Income tax benefit                                                                             --           (3,274)
                                                                                    -------------    -------------
Income (loss) before cumulative effect of change in accounting principle                   (6,182)           1,126
Cumulative effect of change in accounting principle, net of tax benefit of $1,306              --          (14,162)
                                                                                    -------------    -------------
Net loss                                                                            $      (6,182)   $     (13,036)
                                                                                    =============    =============

Basic and diluted income (loss) per share:
   Income (loss) before cumulative effect of change in accounting principle         $       (0.35)   $        0.06
   Cumulative effect of change in accounting principle                                         --            (0.80)
                                                                                    -------------    -------------
   Net loss                                                                         $       (0.35)   $       (0.74)
                                                                                    ==============   =============

Weighted average shares outstanding - basic                                                17,666           17,663
                                                                                    =============    =============
Weighted average shares outstanding - diluted                                              17,666           17,726
                                                                                    =============    =============

                                                        Unaudited
                                     ($ in thousands, except per share amounts)

                                                                                          First Quarter Ended
                                                                                    ------------------------------
OPERATING DATA SUMMARY                                                                March 29,         March 30,
                                                                                         2003              2002
Manufacturing Sales:                                                                -------------    -------------
Floor shipments                                                                             3,094            5,651
Home shipments:
     Single section                                                                           218              661
     Multi-section                                                                          1,438            2,495
                                                                                    -------------    -------------
Total shipments                                                                             1,656            3,156
Shipments to company-owned retail locations                                                   (18)             (47)
                                                                                    -------------    -------------
Wholesale shipments to independent retailers                                                1,638            3,109
                                                                                    =============    =============

Retail sales:
     Single section                                                                             9               20
     Multi-section                                                                             30               27
                                                                                    -------------    -------------
Total sales                                                                                    39               47
                                                                                    =============    =============
Cavalier produced homes sold                                                                   32               42
                                                                                    =============    =============
Used homes sold                                                                                 7                5
                                                                                    =============    =============
Independent exclusive dealer locations                                                        187              266
Company-owned stores                                                                            4                5
Home manufacturing facilities -- operating                                                      8               14
Installment loan purchases                                                          $       9,209    $       8,598

BALANCE SHEET SUMMARY
Cash and cash equivalents                                                           $      28,215    $      26,239
Accounts receivable, less allowance for losses                                             13,162           16,532
Inventories                                                                                16,273           25,061
Notes and installment contracts receivable                                                  5,069            2,577
Other current assets                                                                        1,613           14,614
                                                                                    -------------    -------------
   Total current assets                                                                    64,332           85,023
                                                                                    -------------    -------------
Property, plant and equipment, net                                                         47,777           58,702
Installment contracts receivable, less allowance
   for credit losses                                                                        4,450            3,863
Other assets                                                                                2,804           12,133
                                                                                    -------------    -------------
   Total assets                                                                     $     119,363    $     159,721
                                                                                    =============    =============

Current portion of long-term debt                                                   $       1,358    $       1,304
Notes payable                                                                                  32            2,554
Other current liabilities                                                                  54,739           59,729
                                                                                    -------------    -------------
   Total current liabilities                                                               56,129           63,587
                                                                                    -------------    -------------
Long-term debt                                                                             22,330           23,703
Other long-term liabilities                                                                 1,550            5,272
Stockholders' equity                                                                       39,354           67,159
                                                                                    -------------    -------------
   Total liabilities and stockholders' equity                                       $     119,363    $     159,721
                                                                                    =============    =============

OTHER INFORMATION
Working capital                                                                     $       8,203    $      21,435
Current ratio                                                                            1.1 to 1         1.3 to 1
Number of shares outstanding                                                               17,666           17,664
Stockholders' equity per share                                                      $        2.23    $        3.80
CIS installment loan portfolio                                                      $      10,345    $       6,624
Depreciation                                                                        $       1,304    $       1,691



                                                            -END-